UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
______________________

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

September 20, 2013
Date of Report (Date of earliest event reported)

BOVIE MEDICAL CORPORATION
(Exact name of registrant as specified in its Charter)

Delaware	012183	11-2644611
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

734 Walt Whitman Road, Melville, New York 11747
(Address of principal executive offices) (Zip Code)

(631) 421-5452
Registrant's telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02.  Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a)           On September 20, 2013, management of Bovie Medical Corporation (the “Company”), after consultation with the Company’s Audit Committee and its independent registered public accounting firm, concluded that the Company’s unaudited consolidated financial statements for the quarter ended June 30, 2013 (as contained in the Company’s Report on Form 10-Q filed with the Securities and Exchange Commission on August 14, 2013) should no longer be relied upon as the result of an error contained therein, and recommended that such financial statements be amended.

The error was the result of the classification on the Company’s balance sheet as long term debt of approximately $3.2 million related to the Company’s outstanding mortgage note payable, when such amount should have been classified as a current liability due to the previously disclosed non-compliance at June 30, 2013 with financial covenants contained in the Company’s credit agreements with PNC Bank.  There were no changes to the Consolidated Statements of Operations, Statements of Stockholders’ Equity and Statements of Cash Flows for the period ended June 30, 2013.

Accordingly, the Company intends to file with the Securities and Exchange Commission an amended and restated Report on Form 10-Q for the quarter ended June 30, 2013.

The Company has been in discussions with PNC Bank concerning the terms of a proposed agreement which, among other things and subject to mutually agreeable terms, PNC Bank would agree to forebear from exercising its rights and remedies under the credit agreement for a specified period of time.  PNC Bank is considering the Company’s request.  In addition, the Company has received a non-binding term sheet from a new bank concerning the proposed refinancing of the above-mentioned outstanding mortgage indebtedness on a long-term basis.  The Company is awaiting credit approval from this bank for the proposed transaction.  However, there can be no assurance that the Company will be able to enter into the aforementioned proposed agreement with PNC Bank or to refinance its existing mortgage indebtedness.

Forward-Looking Statements

Certain statements contained in this report contain forward-looking statements under the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about the Company’s plans, objectives, expectations and intentions with respect to future matters including the anticipated financial position of the Company and other statements that are not historical in nature, particularly those that utilize terminology such as “anticipates,” “will,” “expects,” “plans,” “potential,” “future,” “believes,” “intends,” “continue,” other words of similar meaning, derivations of such words and the use of future dates. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Uncertainties and risks may cause the Company’s actual results to be materially different than those expressed in or implied by such forward-looking statements. More detailed information on these and additional factors that could affect the Company’s actual results are described in the Company’s filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K and quarterly report on Form 10-Q. The Company undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 25, 2013	BOVIE MEDICAL CORPORATION

By: /s/ Andrew Makrides
Andrew Makrides
Chief Executive Officer and Chairman of the Board